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                                                                   Exhibit 10.31

                               Alloy Designs, Inc.
                        115 West 30th Street, #302 - #304
                               New York, NY 10001
                              Phone: (212) 244-4307
                               Fax: (212) 244-4311

August 14, 1998

Robert E. Kerson
29 Haviland Road
Harrison, NY  10528

Dear Mr. Kerson:

Alloy Designs, Inc. ("Alloy" or the "Company") is pleased to present you with the following Letter Agreement (the "Letter Agreement"). This Letter Agreement supplements the Non-Qualified Stock Option Agreement between you and Alloy dated August 14th, 1998 (the "Option Agreement"), pursuant to which the Company granted you an option (the "Option") to purchase 250,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Company. In consideration of the mutual covenants set forth herein and in the Option Agreement, and for other good and valuable consideration, Alloy hereby agrees as follows:

For as long as the Option remains outstanding, the Company will pay you a bonus at the time of any complete or partial exercise of the Option (each a "Bonus") in an amount sufficient to accomplish the following:

o To provide you with funds to pay fully the applicable Option exercise price(s).

If the foregoing accurately reflects our agreement related to these matters, please execute this Letter Agreement in the space provided below.

Sincerely,


Samuel A. Gradess
Alloy Designs, Inc.
Director and Corporate Secretary

Agreed and Accepted:


__________________________________
Robert E. Kerson